NITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7370 Primary Standard Industrial Classification Code Number	68-0680819 IRS Employer Identification Number

37 Kodenska Street
Malashevichi Maly

Biala Podlaska County

Poland 21540

Tel. +48-223897807

Fax. +48-224853519

(Address and telephone number of principal executive offices)

Incorp Services, Inc.

375 North Stephanie St, Suite 1411

Henderson, Nevada 89014-8909

Tel. (702) 866-2500

Fax.  (702) 866-2689

(Name, address and telephone number of agent for service)

Copies To:

Stepp Law Corporation

15707 Rockfield Boulevard, Suite 101

Irvine, California 92618

Phone: (949) 660-9700

Fax: (949) 660-9010

_____________________________

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Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	880,000	$0.06 per share	$52,800	$3.76

(1)	Determined arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated November 23 , 2010

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PROSPECTUS
Solo International, Inc.

880,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7-13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no  assurance  that a trading  market  will  develop  or,  if  developed,  that it will be  sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: November 23 , 2010

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Summary

Prospective investors are urged to read this prospectus in its entirety.

Solo International, Inc. was found in the State of Nevada on April 30, 2010. We are a Poland based corporation and operate an  interior architectural design business (programming and concept design, residential space planning, interior design, kitchen and bath design, decorating and color consultation, furniture and fixture acquisition, lighting design, start-to-finish project management) in Poland.  We plan to expand our services to North American market in the future if we have the available resources and growth to warrant it. We are a development stage company and cannot state with certainty whether we will achieve profitability. We do not have revenues, have minimal assets and have incurred losses since inception.   To date, our business operations have been limited to primarily, the development of a business plan and the signing of the service agreement with “TIRCARS” Sp. J. a private Polish company.

We must raise additional capital in order for our business plan to succeed. We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

On August 30, 2010 service agreement was signed with “TIRCARS” Sp. J” , a Poland based company. As of November 23 , 2010 the following work was commenced pursuant to the service agreement:

- TIRCARS Sp. J. design preferences and requirements were determined;

- an initial design study of TIRCARS’ office was conducted;

- illustrations and other materials to show the suggested interior design concepts, including furnishings, fabric, color palettes, interior finishes, wall coverings, floor coverings, ceiling treatments, lighting treatments, and window treatments were provided to TIRCARS Sp. J. for its review and approval.

Upon customer’s review and approval of the provided design concepts and the receipt of the deposit (1/3 of the full compensation amount; USD 1,000) for work commenced, AutoCAD layout and plans for recommended interior built-ins and other decorative details will be prepared.

We have no other companies interested in signing service agreements as of November 23 , 2010.

Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

We were incorporated on April 30, 2010 under the laws of the state of Nevada.  Our principal office is located at 37 Kodenska St, Malashevichi Maly, Biala Podlaska County, Poland 21540. Our telephone number is +48-223897807, fax number +48-224853519.  Our fiscal year end is September 30.

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The Offering:

Securities Being Offered	Up to 880,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 880,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

880,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of September 30,2010 (Audited)
Balance Sheet
Total Assets	$21,660
Total Liabilities	$174
Stockholders’ Equity	$21,486
Period from April 30, 2010 (date of inception) to September 30,2010 (Audited)
Income Statement
Revenue	$-
Total Expenses	$714
Net Loss	$(714)

Risk Factors related to our Business and Industry

Please consider the following risk factors before deciding to invest in our common stock.  Any investment in our common stock is speculative.  You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.  If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. If any of these risks materialize, the trading price of our common stock could decline and you may lose all or part of your investment.

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITABILITY.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on April 30, 2010, and our net loss since inception is $714, of which $472 is for bank charges, $68 for telephone charges and $174 is for an incorporation service fee. We have very little operating history upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating small revenues.  Failure to generate significant revenues in the future will cause us to go out of business.

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IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While on September 30, 2010, we had cash on hand of $21,660 we have accumulated a deficit of $714 in business development and administrative expenses.     Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $8,500 and will be needed for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company.   We have not generated any revenue from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

LACK OF REVENUES TO DATE MAY CAUSE A SUBSTANTIAL DOUBT AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

We were incorporated on April 30, 2010 and to date have been involved primarily in organizational activities.  We have not earned revenues as of the date of this prospectus and have incurred total losses since inception of $714.

Accordingly, you  cannot  evaluate  our  business,  and  therefore  our  future prospects,  due  to  a  lack  of  operating  history and revenues.  To date, our business development activities have consisted solely of negotiating and executing a service agreement with “TIRCARS” Sp. J, a private Polish company. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.   In addition, there is no guarantee that we will be able to expand our business operations.   Even if we expand our operations, at present, we do not know precisely when this will occur.

We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive.  There are many different interior architectural design companies in Poland and our services are not unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

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COMPETITION FOR POTENTIAL CUSTOMER ACCOUNTS IS INTENSE.  FAILURE TO COMPETE WILL AFFECT OUR FINANCIAL CONDITION.

Winning customers will be critical to our ability to grow our business.  Competition for potential customer accounts is intense.  Failing to obtain orders for our services from potential customers, for competitive reasons or otherwise, would materially adversely affect our operating results and financial condition.

THE INTERIOR ARCHITECTUAL DESIGN INDUSTRY MIGHT BE AFFECTED BY GENERAL ECONOMIC DECLINE AND THIS COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND COULD LEAD TO LOWER REVENUES THAN EXPECTED.

The interior architectural design industry might be affected by general economic decline. We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE MR. SHCHARBAKOU, OUR SOLE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HIM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Yury Shcharbakou, our sole officer and director resides outside the United States. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against a person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

BECAUSE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO AFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENT BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and director is a non-U.S. resident and our headquarters are located outside the United States.  Consequently, it may be difficult for investors to affect service of process in the United States and to enforce in the United States judgments obtained in United States courts based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Poland it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer  and director, Mr. Yury Shcharbakou, will only be devoting limited time to our operations. Mr. Shcharbakou intends to devote approximately 15 hours a week of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Mr. Shcharbakou from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Shcharbakou may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

BECAUSE OUR SOLE DIRECTOR HAS AN INTEREST IN A COMPANY INVOLVED IN THE SAME INDUSTRY, THERE IS A POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF TIME HE IS ABLE TO DEDICATE TO US AND OUR BUSINESS AND IN DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED.

Our sole director is associated with another company that is engaged in business activities similar to those to be conducted by us. Mr. Shcharbakou is owner of “Shcharbakou Ltd.”, an architectural company involved in programming and concept design, residential and commercial space planning, interior design, decorating and color consultation, lighting design and start-to-finish project management. Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Mr. Shcharbakou’s time to our company as well as additional conflict of interests over determining to which entity a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. While our sole officer and director has verbally agreed to present business opportunities first to us, subject to any pre-existing duty he may have, we have not adopted a policy that expressly prohibits our sole officer and director Mr. Shcharbakou from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to which entity particular business opportunities should be presented, our sole officer and director Mr. Shcharbakou may favor his own interests and the interests of “Shcharbakou Ltd.” over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

IF MR. SHCHARBAKOU, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE AN OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Mr. Shcharbakou, for the future success of our business. The loss of the services of Mr. Shcharbakou could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 77.32% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, HE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, Yury Shcharbakou, owns approximately 77.32% of the outstanding shares of our common stock.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control.  The interests of our sole officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. We are not raising any money in this offering.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the

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 SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

 As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We do not have a market maker. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

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Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 880,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S promulgated pursuant to the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

1.           720,000 shares of our common stock that the selling shareholders acquired from us in an offering that was completed on August 27, 2010;

2.           160,000 shares of our common stock that the selling shareholders acquired from us in an offering that was completed on September 30, 2010.

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The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
TATIANA BRUCICOVSCHI	40,000	40,000	Nil	Nil
MIHAIL BRUCICOVSCHI	40,000	40,000	Nil	Nil
DMITRI GRAB	40,000	40,000	Nil	Nil
ALEXANDR ZUBROVSKIY	40,000	40,000	Nil	Nil
ANDREY ZAGAYEVSKIY	40,000	40,000	Nil	Nil
MAREK MICHAL ZUROWICZ	40,000	40,000	Nil	Nil
RYSZARD ROMAN RATAJCZAK	40,000	40,000	Nil	Nil
TOMASZ OLAF BARTECKI	40,000	40,000	Nil	Nil
PIOTR TOMASZ GALAZKA	40,000	40,000	Nil	Nil
IBRAHIMA SYLLA	40,000	40,000	Nil	Nil
RAFAL RYSZARD RATAJCZAK	40,000	40,000	Nil	Nil
DAMIAN SLAWOMIR POROLNICZAK	40,000	40,000	Nil	Nil
MARIA GLEN	40,000	40,000	Nil	Nil
BOGDAN ZYGMUNT OS	40,000	40,000	Nil	Nil
ZBIGNIEW MARIUSZ POLANOWSKI	40,000	40,000	Nil	Nil
MARIOLA MARIA GLUSZEK	40,000	40,000	Nil	Nil
LUKASZ RAFAL ZAJAC	40,000	40,000	Nil	Nil
DANUTA ZAJAC	40,000	40,000	Nil	Nil
RADOSLAW MARIUSZ MISKA	20,000	20,000	Nil	Nil
RAFAL FERDYNAND KANDIUK	20,000	20,000	Nil	Nil
RENATA AGNIESZKA MISKIEWICZ	20,000	20,000	Nil	Nil
MARTA KAROLINA OZMINKOWSKA	20,000	20,000	Nil	Nil
ADAM KAROL OZMINKOWSKI	20,000	20,000	Nil	Nil
SIARHEI NIACHAI	20,000	20,000	Nil	Nil
STANISLAV CHAKHONIN	20,000	20,000	Nil	Nil
VASILI PAULOVICH	20,000	20,000	Nil	Nil

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The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 880,000 shares of common stock issued and outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years;

2. has ever been one of our officers or directors;

3. is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.06 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

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We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “Commission”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of November 23 , 2010 there were 3,880,000 shares of our common stock issued and outstanding that are held by 27stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

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Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Stepp Law Corporation has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Chang G. Park, CPA, Ph. D. to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Description of Business

Overview

We were incorporated in the State of Nevada on April 30, 2010.   To date, our business operations have been limited to primarily, the development of a business plan and the signing of the service agreement with “TIRCARS” Sp. J. a private Polish company. We operate an  interior architectural design business (programming and concept design, residential space planning, interior design, kitchen and bath design, decorating and color consultation, furniture and fixture acquisition, lighting design, start-to-finish project management) in Poland. We plan to expand our services to North American market in the future if we have the available resources and growth to warrant it. We are a development stage company and cannot state with certainty whether we will achieve profitability. We do not have revenues, have minimal assets and have incurred losses since inception. Our plan of operation is forward-looking. It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding. We maintain our statutory registered agent's office at 375 North Stephanie Street, Suite 1411, Henderson, Nevada 89014-8909.  Our business office is located at 37 Kodenska Street, Malashevichi Maly, Biala Podlaska County, Poland 21540. Our telephone number is +48-223897807, our fax number is 48-224853519.

Interior design, which evolved from interior decoration, involves a multitude of technical, analytical, creative skills, and understandings of architectural elements. In Poland the profession of interior design encompasses those designers/architects who may specialize in residential and or commercial interior design.

Within residential design one can specialize in kitchen and bathroom design, universal design, design for the aged, multifamily housing amongst others. Other interior designers may dwell in the commercial or contract realm of interior space design. In addition to the above commercial interior designers may specialize in office design, healthcare design, hospitality design, retail design, workspace design, and sustainability. It is the intent of the professional interior designer to improve the psychological and physiological well-being of their clients. The professional interior designer achieves this by understanding their clients’ needs, seeking appropriate solutions, respecting their clients social, physical and psychological needs and applying them in a safe and ecologically sensitive manner that promotes the health, safety, and welfare of the clients.

We  provide the full range of interior architectural design services for both residential and commercial customers. Our design philosophy is simple, “design for the market”. No specific style or look is attributed to the firm, rather we  create a custom project for each client and get involved in research prior to beginning the actual design process, seeking to incorporate a geographical flavor into each project by the use of local craftsmen, artisans, and artists and involve ourselves in the custom design of architectural details, furniture, lighting, carpets, and fabrics.

Product Description. Interior Design Services.

  O ur services in both commercial and residential interior architectural design includ e but are not limited to:

Commercial Design:

Office Design

Small Commercial Projects Design (financial and educational facilities)

Space Planning

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Residential Design:

Programming and Concept Design

Residential Space Planning

Interior Design

Kitchen and Bath Design

Decorating & Color Consultation

Furniture & Fixture Acquisition

Custom Furniture & Cabinetry Design

Lighting Design

Start-to-Finish Project Management (residential)

History of Interior Design

Nobody really knows for sure how the history of interior design first began though it can be easily imagined that the rich and wealthy right through the annals of history has always wanted their homes well decorated and filled with exotic furniture. In fact, if you just look at the homes of Egyptians from the very earliest time of their civilization, you would be struck with the type of furnishings they used and even the ceilings as well as columns were very elaborate, which only shows that the history of interior design goes a long way back in time.

Even Romans from their very earliest days were used to planning their homes with great care and that meant having designs that took into account the purpose for which the home was to be used and also for the type of view it gave of the outside world. Thus, the history of interior design can easily be said to have been influenced by the Egyptians and also Romans who used wall decorations, accessories as also furniture to decorate the homes and which required a great deal of artistic skill to execute as well.

However, history of interior design as is known to us today can actually be said to date to the time of the Italian Renaissance and it was common to see palaces of those times ornately decorated and where luxury was a theme most used that meant incorporating carpets from the Orient, draperies made from velvet and mirrors that had intricate designs as well as some art works. Later, in the seventeenth as well as eighteenth centuries, there was more splendid work done, and the history of interior design seemed to have even affected the French; so much so, that French monarchs and queens lent their names to items of decorations as well as to furniture pieces, which still survive till today.

Following the Industrial Revolution, one noticed that the history of interior design started to become available to the middle level income earners and no longer was it only something that the rich and noble could indulge in. The printing of magazines with latest styles in interior design allowed everyone to taste the cake so to speak and there were much more bright ideas in decorating homes as well as in furnishing that became readily available to ordinary people as well, all of which resulted in a blossoming of the interior design industry.

Today, one can easily notice the many evolutionary trends that have swayed the thinking of interior decorators which has seen the history of interior design undergoing constant change and there is more of the same that one may expect of it in the future as well.

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Interior Architectural Design Process

The process of interior design for both commercial and residential customers begins with the initial design consultation to review customer’s goals, objectives, budgets and expectations; to define type, size and expected timing of the project; to focus on customer’s style and on structural and architectural requirements. Legal documents, titles, existing plans, building owner details etc. are being reviewed.  It is usually followed by the research and concept development. This co-creative process includes design of floor, color, and lighting plans, research, specifications and samples.  Once concept development is finalized photos of customer’s office/home interior, and of particular furniture, area carpet, art and other items that may be used in the final design are taken. Design concept, materials, options and estimates are presented to the customer. For most projects the following should be included:

- site plan

- floor plan

- elevations

- services plans, electrical, data, plumbing and drainage

- reflected ceiling plan showing features and lighting

- construction details for demolition, openings, joinery, cabinetry, bracing, structural and stairs. These will include dimensioned plans, elevations and cross sections.

The design is adjusted as necessary. Additional presentations may take place throughout the duration of the interior design process. Design is implemented, and details are refined. Purchase arrangements are made for project elements including architectural materials, furnishings, fabrics, window treatments, flooring, lighting and so on. Contractors are scheduled as required. General project management & supervision of the construction process are offered at additional cost.

Providers of architectural interior design service

We are a new and un-established company, have a weak competitive position in the industry and have not yet earned any revenues.  Instead we have an operational loss of $714 from April 30, 2010 (date of inception) to September 30, 2010.

We need capital to carry out our current business plan.  We also anticipate that we will require additional financing in order to execute our business plan.  We may not have sufficient financing to sustain our current operations.  Many of the companies with whom we compete have greater financial and technical resources than those available to us.  It is uncertain whether services offered by Solo International, Inc. will achieve and sustain high levels of demand and market acceptance.  The development of the markets for interior design services will be dependent upon larger corporations, domestic companies and product pricing.

Presently in the local Polish market and in especially in Europe there are some well-structured long standing interior design companies in the marketplace.

Direct competitors include those interior design companies offering service in both commercial and residential design and are located throughout Poland/Europe.

Indirect competitors are those interior design companies in Poland and Europe that focus on a different target market.

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Marketing Our Product

We plan to market our services in Poland. Initially, our services will be promoted by our President, Mr. Yury Shcharbakou. He will discuss our product with his friends and business associates. The marketing and advertising will be targeted to small businesses, builders, advertising agencies, home renovators, home owners and various sectors which have need of interior design in Poland. We intend to develop and maintain a database of potential clients who may want to use Solo’s services. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals.

We will market and advertise our product on our web site by showing its advantages over interior design services offered by other companies. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

We also plan to attend business shows in our industry to showcase our services with a view to find new customers.

We plan to expand our services to North American market in the future only when or if we have the available resources and growth to warrant it. Currently this option is questionable.

 Revenues

The company’s revenues will be what we charge our clients for our services.

Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated Prices for interior design services are:

Design Stage:

- Initial Meeting - free of charge;

- Design Fee (Residential) - varies according to room size and scope of work, starting from USD350+VAT (Value Added Tax) for a small bedroom. The design fee covers sourcing of all fabrics, wall and floorcoverings, acquisition of samples and brochures and standard room survey; a design fee deposit of 50% is payable upon delivery of design drawings; 100% payment is required to facilitate ordering.

- Design Fee (Commercial) - varies according to project size and scope of work involved. A negotiated design fee deposit of 50% is payable upon delivery of design drawings; 100% payment is required to facilitate ordering.

- Interior design drawings, AutoCAD layout and color rendered 3D drawings of room/office schemes (optional) - can be provided depending on room size at a cost starting from USD850+VAT upon customer’s request for residential services and will depend on project size for small commercial projects.

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Progress Stage:

- Contracts and planning - all design drawings required to detail the project are included in the design fees. One amendment to each drawing if required is undertaken free of charge. Further amendments can be undertaken for USD100+VAT per hour;

- Break point - customers may choose to implement the designs by themselves at this stage. The design materials and drawings supplied will facilitate this;

- Building and Decorating Specifications - Once the design is approved the client has the option to commission full building and decorating specifications for each room/office space. These are highly desirable documents used to detail the works required to the contractor for quotation purposes and to guide the activities of the contractor during the project itself. These are priced from USD100+VAT for a small room up to USD350 +VAT for a large room/office.

- Break point - From this point customers are fully equipped to find, appoint and manage their own contractor.

- Project Management (Residential) – For residential customers we plan to offer the service of site visits to discuss design-related issues with the client and/or contractor for a fee of USD100+VAT per hour.

- Project Management (Commercial) - Currently Solo International, Inc. does not plan to offer Project Management or Contract Co-ordination services for big commercial customers. For small commercial projects we plan to offer the service of site visits for a fee of USD150+VAT per hour or negotiated fixed fee depending on scope of work to be involved.

Supply Stage

- Supply of Materials (Residential) - Fabrics, wallpapers, furniture, accessories, floor coverings etc. will be supplied at competitive prices. A detailed quotation is supplied for the client’s approval prior to the placement of any purchase orders. Delivery charges incurred will be charged on to the client at cost.

- Supply of Materials (Commercial) - We plan to charge a negotiated % commission (purchase fee) based on a percentage of the total cost price of the supply contract.

VAT (Value Added Tax)

- All fees and charges are subject to VAT at the current rate (22%).

We cannot guarantee that we will be able to find successful contracts with the potential customers in need of interior design service in Poland, in which case our business may fail and we will have to cease our operations.

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Agreement

On August 30, 2010 Service Agreement was signed with “TIRCARS” Sp. J, Poland based company.

The agreement with “TIRCARS” Sp. J contains the following material terms:

B. COMPENSATION

I.  For all Full Service Interior Design Services provided by Solo International, Inc. pursuant to this Agreement, Solo International, Inc. shall be compensated by the hourly Fee of $150.00 (one hundred and fifty dollars).

II. The estimate to complete the project is 20 hours, not to exceed 25 hours.

III. Should the Client alter the project or require more than two revisions to individual specifications or require additional services above and beyond the scope of work covered in this contract, the hour estimate will be amended.

IV. Hourly and project management charges will be invoiced to Client and are payable within 30 (thirty) days of invoice date.

C. CONSULTATION SERVICES

I. An Hourly Compensation Fee of $100.00 (one hundred dollars) is payable at the time of service should the Client require Consultation Services only.

Initially, our director Mr. Yury Shcharbakou will work with the current service agreement.  In the future we also expect Mr. Shcharbakou to work on potential service agreements with other Polish/European companies.

We cannot guarantee that we will be able to find successful contracts with Polish companies, in which case our business may fail and we will have to cease our operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees. Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Yury Shcharbakou. We intend to hire additional employees on an as needed basis.

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Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 37 Kodenska Street, Malachevichi Maly, Biala Podlaska County, Poland 21540. Our telephone number is +48-223897807, our fax number is+48-224853519. This is the office of our Director, Mr. Yury Shcharbakou.  We do not pay any rent to Mr. Shcharbakou and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 375 North Stephanie St, Suite 1411, Henderson, Nevada 89014-8909.

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Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement we have 27 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144.  Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Securities Exchange Act of 1934 periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 38,800 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

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Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

We are a development stage corporation .. To date, our business operations have been limited to primarily, the development of a business plan and the signing of the service agreement with “TIRCARS” Sp. J. a private Polish company. We have not generated or realized any revenues from our business operations yet ..

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.   This is because we have not generated any revenues and no revenues are anticipated until we implement our business plan and execute our first service agreement. We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Yury Shcharbakou.

There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

November - February, 2010-2011: Negotiate service agreements with potential customers.

Initially, our sole officer and director, Mr. Shcha r bakou, will look for potential customers. As of November 23 , 2010 “TIRCARS” Sp. J. is the only Polish company we have signed service agreement with and to date the following work was commenced pursuant to the service agreement:

- TIRCARS Sp. J. design preferences and requirements were determined;

- initial design study of TIRCARS’ office was conducted;

- illustrations and other materials to show the suggested interior design concepts, including furnishings, fabric, color palettes, interior finishes, wall coverings, floor coverings, ceiling treatments, lighting treatments, and window treatments were provided to TIRCARS Sp. J. for its review and approval.

In late December, 2010 early January, 2011, assuming TIRCARS’ approval of the provided design concepts and the receipt of the deposit (1/3 of the full compensation amount; USD 1,000) for work commenced, AutoCAD layout and plans for recommended interior built-ins and other decorative details will be prepared. The amount of revenue we expect to generate in connection with the agreement signed with TIRCARS Sp. J. is between USD 3,000-3,750 and will depend on total hours required to complete the project.

We have no other companies interested in signing service agreements as of November 23 , 2010.

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Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Mr. Yury Shcharbakou. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

February-April, 2011: Commence Marketing Campaign. Estimated cost $1,000.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us.

We also plan to attend shows and exhibitions in architectural and construction industries, which help architects, builders, advertising agencies, interior designers, home renovators, home owners and various sectors which have need of architectural interior design in Poland come face to face and find new business opportunities and partners. We intend to spend about $1,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

March-May 2011: Develop Website. Estimated Cost $3,000.

By March of 2011, assuming available recourses and company growth as planned we intend to begin developing our website.  Our director, Mr. Shcharbakou will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time.  The website development costs, including site design and implementation will be approximately $3,000.  Updating and improving our website will continue throughout the lifetime of our operations.

June-August, 2011: Set up Office. Estimated cost $2,000.

By June of 2011, assuming available recourses, we might plan to set up office in Poland and acquire the necessary equipment to begin operations. We believe that it will cost at least $2,000 to set up office and obtain the necessary equipment to begin operations. Our sole officer and director will handle our administrative duties.

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Office requirements:

     Furnishings               $  400

     Filing                        $  400

     Print/Scan/Fax           $  900

     Phone                        $  100

     Misc                          $  200

August-September, 2011: Purchase PCs and Software. Estimated cost $4,000.

After our office is established we intend to purchase computers and software necessary for our business. Purchase costs of 2 computers we plan on acquiring will be approximately $1,500. Autodesk® 3ds Max® Design software for architects and designers costs approximately $2,500.

October-December, 2011: Hire Part-Time Interior Design Specialist. Estimated Cost $5,000

Initially, our director will look for potential customers in design industry. We intend to use marketing strategies, such as direct mailing, phone calls and e-mails to potential customers. Once we begin to execute service agreements, have office set up and have funds available for growth we may hire one part-time interior design specialist with good knowledge and broad connections to the interior design industry. This individual will be an independent contractor compensated solely in the form of commissions, calculated as a percentage of net profits generated from execution of service agreements.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs	$ 1,000
Website development costs	3,000
PCs purchase	1,500
Software purchase	2,500
Commissions of PT Design Specialist	5,000
Estimated cost of this offering	8,004
Office Set Up	2,000
Costs associated with being a publicly reporting company	7,140
Total	$ 30,144

Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future. We anticipate that additional funding will be from the sale of additional common stock.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made.

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Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

 Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding will be from the sale of additional common stock.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Results of Operations for Period Ending September 30, 2010

Since our inception on April 30, 2010 to September 30, 2010, we incurred net loss of $714. These operating expenses were comprised of $472 for bank charges, $68 for telephone charges, $174 is for an incorporation service fee.  As of September 30, 2010, we had cash of $21,660 in our bank accounts. However, we anticipate that we will incur substantial losses over the next 12 months.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

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Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Yury Shcharbakou	61

Executive Officers:

Name of Officer	Age	Office

Yury Shcharbakou	61	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer, Secretary

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Biographical Information

Set forth below is a brief description of the background and business experience of our officers and sole director for the past five years.

Mr. Shcharbakou has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on April 30, 2010.  Mr. Shcharbakou owns 77.32% of the outstanding shares of our common stock.  As such, it was unilaterally decided that Mr. Shcharbakou was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Mr. Shcharbakou’s previous employments.

Mr. Shcharbakou graduated with a Bachelor of Architecture from University of Brest in 1972. After graduation Mr. Shcharbakou has been working as architect for various architectural companies in Europe, whose businesses were involved in programming and concept design, residential and commercial space planning, interior design, decorating and color consultation, lighting design and start-to-finish project management. In 1998 Mr. Shcharbakou opened his own architectural company “Shcharbakou, Ltd.,” working as a freelance architect/designer and consultant.   Since 2005 “Shcharbakou Ltd.” is the only company Mr. Shcharbakou has worked for. Mr. Shcharbakou intends to devote close to 30% (15 hours /week) of his time to planning and organizing activities of Solo International, Inc.

During the past ten years, Mr. Shcharbakou has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Shcharbakou was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Shcharbakou’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Significant Employees

We have no significant employees other than our officers and sole director.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

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Conflicts of Interest

 Yury Shcharbakou, our President will be devoting approximately 30% (15 hours/week) of his time to our operations. Because Mr. Shcharbakou will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 30, 2010 to September 30, 2010 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yury Shcharbakou President, CEO, CFO,Treasurer, Chief Accounting Officer, sole director and Secretary	2010	None	None	None	None	None	None	None	None

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Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with our officer or director.  We do not pay him for acting as a director or officer.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Yury Shcharbakou	3,000,000	77.32%
Stock	President, Chief Executive Officer, Chief Financial Officer,
	Treasurer, Chief Accounting Officer, sole Director and Secretary
	37 Kodenska Street, Malashevichi Maly, Biala Podlaska County, Poland 21540
Common	Officer and Director as a	3,000,000	77.32%
Stock	group that consists of one person	shares

The percent of class is based on 3,880,000 shares of common stock issued and outstanding as of the date of this prospectus.

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Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, except as indicated:

• Any of our directors or officers;

• Any person proposed as a nominee for election as a director;

• Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

• Any relative or spouse of any of the foregoing persons who has the same house as such person;

• Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On April 30, 2010 Mr. Yury Shcharbakou  advanced funds to us in the amount of $174.  There is no due date for the repayment of the funds advanced by Mr. Shcharbakou.  Mr. Shcharbakou will be repaid from revenues of operations if and when we generate revenues to repay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Shcharbakou does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Shcharbakou or the repayment of the funds to Mr. Shcharbakou. The entire transaction was oral.

On June 21, 2010 we issued a total of 3,000,000 shares of restricted common stock to Mr. Shcharbakou for total cash proceeds of $3,000.

Disclosure of Commission Position Of Indemnification for
Securities Act of 1933 Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

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FINANCIAL STATEMENTS

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period from inception (April 30, 2010) to September 30, 2010

	a.	Balance Sheet;
	b.	Statement of Operations;
	c.	Statement of Cash Flows;
	d.	Statement of Stockholders' Equity; and
	e.	Notes to Financial Statements

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Chang G. Park, CPA, Ph. D.

t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92108t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

_____________________________________________________________________________________

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Solo International, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Solo International, Inc. (A Development Stage “Company”) as of September 30, 2010 and the related statements of operation, changes in shareholders’ equity and cash flow for the period from April 30, 2010 (inception) to September 30, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solo International, Inc. as of September 30, 2010 and the result of its operation and its cash flow for the period from April 30, 2010 (inception) to September 30, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Chang Park

____________________

CHANG G. PARK, CPA

October 15, 2010

San Diego, CA. 92108

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SOLO INTERNATIONAL, INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET (Audited)
SEPTEMBER 30, 2010
ASSETS
Current Assets
Cash	$ 21,660
Total current assets	21,660
Total assets	$ 21,660
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Advance from related parties	$ 174
Total current liabilities	174
Total liabilities	174
Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
3,880,000 shares issued and outstanding	3,880
Additional paid-in-capital	18,320
Deficit accumulated during the development stage	(714)
Total stockholders’ equity	21,486
Total liabilities and stockholders’ equity	$ 21,660
The accompanying notes are an integral part of these financial statements.

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SOLO INTERNATIONAL, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS (Audited)
From Inception (APRIL 30, 2010) to SEPTEMBER 30, 2010
Revenues	$ -
Expenses
General and administrative expenses	714
Total Expense	714

Net loss from operations	(714)
Net loss	$ (714)
Basic and Diluted Loss Per Common Share	$ (0.00)
Weighted Average Number of Common Shares Outstanding	2,151,688
The accompanying notes are an integral part of these financial statements.

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SOLO INTERNATIONAL, INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY From Inception (APRIL 30, 2010) to SEPTEMBER 30, 2010 (Audited)
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception	-	$ -	$ -	$ -	$ -
June 21 , 2010
Common shares issued for cash at $0.001	3,000,000	3,000	-	-	3,000
August 27, 2010
Common shares issued for cash at $0.02	720,000	720	13,680	-	14,400
September 30, 2010
Common shares issued for cash at $0.03	160,000	160	4,640		4,800
Net loss				(714)	(714)
Balance as of September 30, 2010	3,880,000	$ 3,880	$ 18,320	$ (714)	$ 21,486
The accompanying notes are an integral part of these financial statements.

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SOLO INTERNATIONAL, INC. (A DEVELOPMENT STAGE COMPANY) SATEMENT OF CASH FLOWS (Audited)
From Inception (APRIL 30, 2010) to SEPTEMBER 30, 2010
Operating Activities
Net loss	$ (714)
Net cash used in operating activities	(714)
Financing Activities
Loans from related parties - Directors and stockholders	174
Sale of common stock	22,200
Net cash provided by financing activities	22,374
Net increase in cash and equivalents	21,660
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 21,660
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Activities	$ -
The accompanying notes are an integral part of these financial statements.

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SOLO INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

(Audited)

1. ORGANIZATION AND BUSINESS OPERATIONS

SOLO INTERNATIONAL, INC. was founded in the State of Nevada on April 30, 2010. We are a Poland based corporation and intend to provide service in interior architectural design (programming and concept design,,residential space planning, interior design, kitchen and bath design, decorating  and color consultation, furniture and fixture acquisition, lighting design, start-to-finish project management) in its targeted markets, which currently is Poland. The Company's fiscal year end is September 30.

The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through September 30, 2010, the Company has not generated any revenue and has accumulated losses of $714.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $714 as of September 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

Cash and Cash equivalents

For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

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SOLO INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

(Audited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended September 30, 2010.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

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SOLO INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

(Audited)

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On June 21, 2010, the Company issued 3,000,000 shares  of  common stock at a price of $0.001 per share, to its sole Director, for total cash proceeds of $3,000 . On August 27, 2010, the Company issued 720,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $14,400. On September 30, 2010, the Company issued 160,000 shares of common stock at a price of $0.03 per share for total cash proceeds of $4,800.

During the period April 30, 2010 (inception) to September 30, 2010, the Company sold a total of 3,880,000 shares of common stock for total cash proceeds of $22,200.

4. DUE TO RELATED PARTY

The Director loaned $174 to the Company.  The amount is due on demand, non-interest bearing and unsecured.

5. INCOME TAXES

As of April 30, 2010, the Company had net operating loss carry forwards of $714 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at September 30, 2010

Year Ended
September 30, 2010
Deferred tax assets:
Net operating loss carry forward	$ 250
Total deferred tax assets	250
Less: valuation allowance	(250)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of September 30, 2010 was $250. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of September 30, 2010.

Reconciliation between the statutory rate and the effective tax rate is as follows at September 30, 2010:

2010
Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
Effective tax rate	-%

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from September 30, 2010 through October 15 , 2010, the date whereupon the financial statements were  available issued and has determined that there are no items to disclose.

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SUBJECT TO COMPLETION, DATED _____________, 2010

PROSPECTUS

SOLO INTERNATIONAL, INC.

880,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II.  Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.76
Transfer Agent Fees	1,500
Accounting fees and expenses	3,500
Legal fees and expenses	2,500
Edgar filing fees	500

Total	$8,003.76

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our Articles of Incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

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Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 3,000,000 shares of our common stock to Mr. Shcharbakou on June 21, 2010, who has been our President, Chief Executive Officer, Treasurer, and our sole director since our inception on April 30, 2010.  He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00.  These shares were issued pursuant to Regulation S promulgated pursuant to the Securities Act of 1933.

The shares were issued with a Rule 144 restrictive legend.

As of November 23 , 2010 Mr. Shcharbakou had 3,000,000 restricted shares of common stock of Solo International, Inc.

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We completed an offering of 720,000 shares of our common stock at a price of $0.02 per share to the following 18 purchasers on August 27, 2010:

Name of Subscriber	Number of Shares
Tatiana Brucicovschi	40,000
Mihail Brucicovschi	40,000
Dmitri Grab	40,000
Alexandr Zubrovski	40,000
Andrey Zagayevskiy	40,000
Marek Michal Zurowicz	40,000
Ryszard Roman Ratajczak	40,000
Tomasz Olaf Bartecki	40,000
Piotr Tomasz Galazka	40,000
Ibrahima Sylla	40,000
Rafal Ryszard Ratajczak	40,000
Damian Slawomir Porolniczak	40,000
Maria Glen	40,000
Bogdan Zygmunt Os	40,000
Zbigniew Mariusz Polanowski	40,000
Mariola Maria Gluszek	40,000
Lukasz Rafal Zajac	40,000
Danuta Zajac	40,000

The total amount received from this offering was $14,400.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 160,000 shares of our common stock at a price of $0.03 per share to the following 8 purchasers on September 30, 2010:

Name of Subscriber	Number of Shares
Radoslaw Mariusz Miska	20,000
Rafal Ferdynand Kandiuk	20,000
Renata Agnieszka Miskiewicz	20,000
Marta Karolina Ozminkowska	20,000
Adam Karol Ozminkowski	20,000
Siarhei Niachai	20,000
Stanislav Chakhonin	20,000
Vasili Paulovich	20,000

The total amount received from this offering was $4,800.  We completed this offering pursuant to Regulation S of the Securities Act.

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Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required by law to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Stepp Law Corporation, with consent to use *
10.1	Service Agreement with “TIRCARS” Sp. J *
23.1	Consent of Chang G. Park, CPA

* Previously filed

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The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Malashevichi Maly, Poland, on November 23 , 2010.

Solo International, Inc.

By:/s/ Yury Shcharbakou
Yury Shcharbakou

President, Chief Executive Officer,
Treasurer, Chief Accounting Officer, Chief Financial Officer, sole Director and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Yury Shcharbakou	President, Chief Executive	November 23 , 2010
Officer, Treasurer,
Yury Shcharbakou	Chief Accounting Officer,
Chief Financial Officer
sole Director and Secretary

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EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation *
3.2	By-Laws *
5.1	Opinion of Stepp Law Corporation, with consent to use *
10.1	Service Agreement with “TIRCARS” Sp. J *
23.1	Consent Chang G. Park, CPA

* Previously filed

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